Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-273929) on Form S-8 of our report dated June 16, 2025, appearing in this Annual Report on Form 11-K of the National Fuel Gas Company Tax-Deferred Savings Plan for the year ended December 31, 2024.

/s/ BONADIO & CO., LLP

Bonadio & Co., LLP
June 16, 2025
Amherst, New York